Exhibit 2(r)(1)

Macquarie Global Infrastructure Total Return Fund, Inc.

Code of Ethics

I.	POLICY STATEMENT

This Code of Ethics has been adopted by Macquarie Global Infrastructure Total Return Fund, Inc. (“the Fund”) to inform each of its Access Persons, as defined below, of the standards of conduct that the Fund requires of them and the procedures the Fund has implemented to ensure that those standards of conduct are met.

The Fund is committed to conducting its activities in accordance with all applicable laws, regulations, and to maintain the highest standards of ethics to protect the interests of its investors. The Fund is further committed to ensuring that its Access Persons conduct their personal securities transactions in accordance with this Code of Ethics and in a manner that avoids any actual or potential conflict of interest or abuse of any individual’s position of trust and responsibility, including but not limited to, activities such as “insider trading” or “front-running” the Fund’s securities trades. The Fund requires that its Access Persons not take inappropriate advantage of their position with respect to the Fund and avoid any situation that might compromise, or call into question, their exercise of fully independent judgment with respect to the Fund.

The procedures herein are designed to prevent (a) the use of any device, scheme or artifice to defraud the Fund; (b) the making of any untrue statement of a material fact to the Fund or the omission of a material fact necessary in order to make the statements made to the Fund, in light of the circumstances in which they were made, not misleading; (c) the engagement in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or (d) the engagement in any manipulative practice with respect to the Fund.

The Chief Compliance Officer will (a) provide each new Access Person with a copy of the Code of Ethics; (b) provide all Access persons with a current copy of the Code of Ethics at least annually; and (c) will promptly notify all Access Persons of any amendments. Any questions about the Code of Ethics should be directed to the Chief Compliance Officer.

II.	DEFINITIONS

For Purposes of this Code of Ethics:

A. “Access Person” means any director, officer, general partner, or Advisory Person of the Fund.

B. “Advisory Person” means any director, officer, general partner, or employee of the Fund or its Adviser (or any company in a control relationship to the Fund or its Adviser) who in connection with his or her regular functions or duties makes, participates in or obtains information regarding the purchase or sale of securities for the Fund’s portfolio or whose functions relate to the making of any recommendation regarding the purchase or sale of securities for the Fund (other than securities exempted under Section V below). It also includes any natural person in a control relationship to the Fund who obtains information concerning the recommendations made to the Fund with respect to purchases and sales of securities (other than securities exempted under Section V below).

C. “Beneficial Ownership Interest” means any direct or indirect interest in the name of the Fund Access Person as well as any direct or indirect interest in the name of the Fund Access Person’s spouse, child, all persons residing with or financially dependent upon the Fund Access Person, any person to whom the Fund Access Person employee contributes material financial support and any account over which the Fund Access Person employee exercises control.

D. “Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

E. “Private Placement” means an offering of securities that is exempt from registration under the Securities Act of 1933 (“the Act”) pursuant to section 4(2) or 4(6) or pursuant to rule 504,505, or 506 under the Act.

F. “Independent Directors” means those directors that are non-interested persons within the meaning of Section 2(a)(19) of the Act.

III.	PROHIBITED PRACTICES

A. No Advisory Person shall purchase any security in either an initial public offering (“IPO”) or a Private Placement unless the Chief Compliance Officer has first approved the purchase in writing. In considering whether to approve any such transaction, the Chief Compliance Officer shall take into account, among other factors, whether the security is being offered to the Advisory Person by virtue of his or her position. The Chief Compliance Officer shall maintain a record of the decision and the reasons supporting any approvals for at least five years after the end of the fiscal year in which the decision was made.

Any Advisory Person who has been authorized to acquire securities in either an IPO or a Private Placement shall disclose that investment to the Chief Compliance Officer before he or she takes part in a subsequent consideration of any Fund investment in that issuer, and the decision to include securities of such issuer in the Fund shall be approved by the Chief Compliance Officer. The Chief Compliance Officer shall maintain a record of the approval and the reasons supporting it for five years from the end of the fiscal year in which the decision was made.

B. No Advisory Person shall purchase or sell any security of an issuer on a day during which there is a “buy” or a “sell” order from the Fund for that security until such order is executed or withdrawn. No Access Person shall purchase or sell a security within seven days before or after that security is bought or sold by the Fund.

C. No Advisory Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 14 days.

D. No Access Person shall serve on the Board of Directors of a publicly traded company without the prior written authorization of the Chief Compliance Officer upon a determination that board service would be consistent with the interests of the Fund and its investors and the establishment of appropriate “Chinese wall” procedures by the Chief Compliance Officer.

E. No Access Person shall purchase or sell interests in the Fund without the prior authorization of the Chief Compliance Officer.

F. Any provision of this Code of Ethics prohibiting any transaction by an Access Person shall prohibit any transaction in which such person has, obtains or disposes of any Beneficial Ownership Interest.

IV.	COMPLIANCE PROCEDURES

All Access Persons shall be required to comply with the following procedures:

A. The Chief Compliance Officer shall obtain a daily summary of buy and sell orders entered by, on behalf of, or with respect to the Fund.

B. Each Access Person (other than the Independent Directors) shall direct any firms at which he or she maintains brokerage accounts to provide on a timely basis duplicate copies of confirmations of all personal securities transactions and periodic statements for all securities accounts to the Chief Compliance Officer.

C. Each Access Person (other than the Independent Directors) shall disclose all personal securities holdings to the Chief Compliance Officer (a) within 10 days of becoming an Access person and (b) within 15 days of the end of each calendar year by submitting the form attached to this Code of Ethics as Exhibit A. All such reports must contain information current as of a date no more than 45 days before the date of the report.

D. Within 15 days following the end of each calendar year, each Access Person (other than the Independent Directors) shall, by submitting the form attached hereto as Exhibit B, certify to the Fund that he or she (i) has read and understands this Code of Ethics; (ii) recognizes that he or she is subject to it; and (iii) and has complied with the requirements of this Code of Ethics since becoming an Access Person

E. Within 30 days following the end of each calendar quarter, each Access Person (other than the Independent Directors) shall report to the Chief Compliance Officer all personal securities transactions effected during such quarter and not covered pursuant to IV (B) by submitting the form attached hereto as Exhibit C.

F. Any provision of this Code of Ethics that requires an Access Person to report securities transactions or securities positions to the Chief Compliance Officer, shall require the reporting of any transaction or position in which such person has, acquires or disposes of any beneficial ownership interest.

V.	EXEMPTIONS

Transactions in the following financial instruments and accounts shall be exempted from the provisions of Section III and paragraphs A, C, D, and E of Section IV of this Code of Ethics:

A. U.S. government securities;

B. Bankers acceptances, bank certificates of deposits, commercial paper, and high quality, short-term debt instruments, including repurchase agreements

C. Shares issued by money market funds and mutual funds

D. Transactions in accounts for which the purchaser has no direct or indirect influence or control (e.g., managed accounts and purchases that are part of an automatic investment plan).

VI.	COMPLIANCE and SANCTIONS

Each Access Person is required to report any violations or suspected violations of this Code of Ethics to the Chief Compliance Officer. Reports may be made anonymously.

The Chief Compliance Officer shall review the records obtained pursuant to this Code of Ethics to insure compliance by all Access Persons of the Fund. All records shall be maintained in accordance with Rule 17j-1(f) under the Investment Company Act of 1940.

The Fund may, as it deems appropriate, impose sanctions, including, inter alia, a fine, letter of censure, suspension or termination of employment of the violator for any violation of this Code of Ethics.

EXHIBIT A

MACQUARIE GLOBAL INFRASTRUCTURE TOTAL RETURN FUND, INC.

ACCESS PERSON

SECURITIES HOLDINGS REPORT

Name of Access Person:

Date:

☐	I hereby certify that as of , I had a beneficial ownership interest in no securities other than those set forth below.

Issuer	# of shares/principal amount	Market Value/Price

OR

☐	I hereby certify that as of , I had a beneficial ownership interest in no securities other than those set forth on the attached brokerage account statements.

OR

☐	I hereby certify that as of , I had a beneficial interest in no securities.

Signature

EXHIBIT B

MACQUARIE GLOBAL INFRASTRUCTURE TOTAL RETURN FUND, INC.

ACCESS PERSON

CODE OF ETHICS CERTIFICATION

I,                                                      , hereby certify that I have read, and understand the MACQUARIE GLOBAL INFRASTRUCTURE TOTAL RETURN FUND INC. Code of Ethics. Furthermore, I certify that I have complied with its provisions since I’ve been employed with the firm.

Signature	Date

EXHIBIT C

MACQUARIE GLOBAL INFRASTRUCTURE TOTAL RETURN FUND, INC.

ACCESS PERSON

QUARTERLY TRANSACTION REPORT

Name of Access Person:

Date:

☐	I hereby certify that during the calendar quarter ended , I had a beneficial ownership interest in the following securities transactions:

Type of Transaction	Type of Security	Issuer	# of shares/principal amount	$ amount

OR

☐	I hereby certify that during the calendar quarter ended , I had a beneficial ownership interest in no securities transactions other that those set forth on the attached brokerage account confirmations.

OR

☐	I hereby certify that during the calendar quarter ended , I had a beneficial ownership interest in no securities transactions.

Signature